Exhibit 99.1

PRESS RELEASE

First Community Bancorp

(NASDAQ: FCBP)

Contact:	Matthew P. Wagner Chief Executive Officer 10250 Constellation Boulevard Suite 1640 Los Angeles, CA 90067	Victor R. Santoro Executive Vice President and Chief Financial Officer 10250 Constellation Boulevard Suite 1640
Los Angeles, CA 90067
Phone:	310-728-1020	310-728-1021
Fax:	310-201-0498	310-201-0498

FOR IMMEDIATE RELEASE		MARCH 10, 2008

FIRST COMMUNITY BANCORP ANNOUNCES PLAN TO
REINCORPORATE IN DELAWARE AND TO RENAME ITSELF
PACWEST BANCORP

San Diego, California . . .. First Community Bancorp (Nasdaq: FCBP) today announced that its Board of Directors has authorized the Company to seek shareholder approval to reincorporate in Delaware.   First Community Bancorp is currently incorporated in California.  Matt Wagner, CEO of First Community Bancorp, stated, “Despite the fact we generate significant amounts of cash, California law could impair First Community’s ability to pay dividends.  Changing our state of incorporation to Delaware would enhance our dividend paying flexibility for the benefit of our shareholders and permit the Company to benefit from other numerous advantages of being a Delaware corporation.”

Vic Santoro, Executive Vice President and Chief Financial Officer, commented, “Reincorporation in Delaware would give the Company significant flexibility with respect to dividends, as Delaware law permits companies domiciled in Delaware to pay a dividend from capital surplus regardless of a company’s retained earnings level.  This is important as the current level of our market capitalization compared to book value indicates that we may have to record a noncash charge to earnings for goodwill impairment during the first quarter of 2008.  Such noncash charge could reduce or eliminate retained earnings. While we continue to generate significant earnings and cash, California law limits our ability to pay dividends to the amount of retained earnings.  Although we are not able to determine at this time whether a goodwill impairment charge is necessary and, if so, what the amount of any such charge would be, having a Delaware charter would increase the Company’s flexibility to pay dividends, if and when declared by the Company’s board of directors.”

The Company and its wholly-owned subsidiary Pacific Western Bank were both well-capitalized at December 31, 2007.  Any noncash charge for goodwill impairment will have no effect on our regulatory capital levels.

In connection with the reincorporation, First Community currently intends to rename itself “PacWest Bancorp” since an entity with the name “First Community Bancorp, Inc.” already exists in Delaware.  Other than the change of the Company’s name and corporate domicile, the reincorporation would not result in any change in the business, location, management, assets, liabilities or net worth of the Company, nor will it result in any change in location of Company employees, including the Company’s management. Additionally, the reincorporation itself would not alter any shareholder’s ownership interest in the Company.

First Community intends to file a preliminary proxy statement with the Securities and Exchange Commission and to hold a Special Meeting of Shareholders in Los Angeles, California in April  2008 for purposes of voting on the proposed reincorporation in Delaware.   By having a special meeting in advance of the Company’s annual meeting, First Community intends to maintain the greatest amount of flexibility with respect to its second quarter dividend.

First Community’s 2008 Annual Meeting of Shareholders is scheduled to be held on May 13, 2008 in Los Angeles, California.

ABOUT FIRST COMMUNITY BANCORP

First Community Bancorp is a bank holding company with $5.2 billion in assets as of December 31, 2007, with one wholly-owned banking subsidiary, Pacific Western Bank. Through 60 full-service community banking branches, Pacific Western provides commercial banking services, including real estate, construction and commercial loans, to small and medium-sized businesses. Pacific Western’s branches are located in Los Angeles, Orange, Riverside, San Diego and San Bernardino Counties.  Through its subsidiary BFI Business Finance and its divisions First Community Financial and Pacific Western SBA Lending, Pacific Western also provides working capital financing to growing companies located throughout the Southwest, primarily in the states of Arizona, California and Texas. Additional information regarding First Community Bancorp is available on the Internet at www.firstcommunitybancorp.com. Information regarding Pacific Western Bank is also available on the Internet at www.pacificwesternbank.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about First Community that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to: planned acquisitions and related cost savings cannot be realized or realized within the expected time frame; lower than expected revenues; credit quality deterioration which could cause an increase in the allowance for credit losses and a reduction in net earnings; increased competitive pressure among depository institutions; the Company’s ability to complete announced acquisitions, to successfully integrate acquired entities, or to achieve expected synergies and operating efficiencies within expected time-frames or at all; the integration of acquired businesses costs more, takes longer or is less successful than expected; the possibility that personnel changes will not proceed as planned; the cost of additional capital is more than expected; a change in the interest rate environment reduces interest margins; asset/liability repricing risks and liquidity risks; pending legal matters may take longer or cost more to resolve or may be resolved adversely to the Company; general economic conditions, either nationally or in the market areas in which the Company does or anticipates doing business, are less favorable than expected; environmental conditions, including natural disasters, may disrupt our business, impede our operations, negatively impact the values of collateral securing the Company’s loans or impair the ability of our borrowers to support their debt obligations; the economic and regulatory effects of the continuing war on terrorism and other events of war, including the war in Iraq; legislative or regulatory requirements or changes adversely affecting the Company’s business; changes in the securities markets; regulatory approvals for any acquisitions cannot be obtained on the terms expected or on the anticipated schedule; and, other risks that are described in First Community’s public filings with the U.S. Securities and Exchange Commission (the “SEC”). If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, First Community’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. First Community assumes no obligation to update such forward-looking statements.

For a more complete discussion of risks and uncertainties, investors and security holders are urged to read First Community Bancorp’s annual report on Form 10-K, quarterly reports on Form 10-Q and other reports filed by First Community with the SEC.  The documents filed by First Community with the SEC may be obtained at First Community Bancorp’s website at www.firstcommunitybancorp.com or at the SEC’s website at www.sec.gov.  These documents may also be obtained free of charge from First Community by directing a request to: First Community Bancorp c/o Pacific Western Bank, 275 North Brea Boulevard, Brea, CA 92821.  Attention: Investor Relations. Telephone 714-671-6800.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Investors and security holders are urged to carefully review and consider First Community’s public filings with the SEC, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2007.  The documents filed by First Community with the SEC may be obtained free of charge at First Community’s website at www.firstcommunitybancorp.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from First Community by requesting them in writing to First Community Bancorp c/o Pacific Western Bank, 275 North Brea Boulevard, Brea, CA 92821; Attention: Investor Relations, or by telephone at (714) 671-6800.

This press release may be deemed to be solicitation material in respect of the proposed reincorporation by First Community in Delaware.  First Community intends to file a proxy statement and other documents regarding the proposed reincorporation and name change with the SEC.  Before making any voting decision, investors and security holders of First

Community are urged to carefully read the proxy statement, when it becomes available, as well as any amendments or supplements thereto, because it will contain important information about the proposed reincorporation. A definitive proxy statement will be sent to shareholders seeking any required shareholder approval.  In addition, any proxy statement filed by First Community may be obtained free of charge as discussed above.  Investors and security holders will be able to obtain the proxy statement free of charge from First Community by writing to the address set forth in the paragraph above.

First Community, its directors, executive officers and certain other persons may be soliciting proxies from First Community shareholders in favor of the approval of the reincorporation.  Shareholders may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.